EXHIBIT 10.1

MUTUAL FEDERAL BANCORP, INC.
2006 MANAGEMENT RECOGNITION AND RETENTION PLAN
(As Amended and Restated Effective January 1, 2007)

ARTICLE I

ESTABLISHMENT OF THE PLAN

Mutual Federal Bancorp, Inc. (the “Corporation”) established the 2006 Management Recognition and Retention Plan (the “Plan”), effective as of November 29, 2006 (“Effective Date”).  The Plan, as amended and restated in this document, is effective as of January 1, 2007.

ARTICLE II

PURPOSE OF THE PLAN

The purpose of the Plan is to reward and retain personnel of experience and ability in key positions with the Corporation, its Subsidiary Companies and its Parent by providing Employees and Non-Employee Directors with a proprietary interest in the Corporation as compensation for their contributions to the Corporation, its Subsidiary Companies and its Parent and as an incentive to make such contributions in the future.  Each Recipient of a Plan Share Award hereunder is advised to consult with his or her personal tax advisor with respect to the tax consequences under federal, state, local and other tax laws of the receipt of a Plan Share Award hereunder.

ARTICLE III

DEFINITIONS

3.01           “Bank” means Mutual Federal Savings and Loan Association of Chicago, a wholly owned subsidiary of the Corporation.

3.02           “Beneficiary” means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient’s death.  Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee.  In the absence of a written designation, the Beneficiary shall be the Recipient’s surviving spouse, if any, or if none, the Recipient’s estate.

3.03           “Board” means the Board of Directors of the Corporation.

3.04           “Change in Control of the Corporation” shall be deemed to have occurred if:

(a)                any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, its Parent or any of its Subsidiary Companies, or (B) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the total voting power of the Corporation’s then outstanding shares of capital stock entitled to vote generally in the election of directors (the “Voting Stock”); provided, however, that the following shall not constitute a change in control:  (1) such person becomes a beneficial owner of 20% or more of the Voting Stock as the result of an acquisition of such Voting Stock directly from the Corporation; or (2) such person becomes a beneficial owner of 20% or more of the Voting Stock as a result of the decrease in the number of outstanding shares of Voting Stock caused by the repurchase of shares by the Corporation; provided, further, that in the event a person described in clause (1) or (2) shall thereafter increase (other than in circumstances described in clause (1) or (2)) beneficial ownership of stock representing more than 1% of the Voting Stock, such person shall be deemed to become a beneficial owner of 20% or more of the Voting Stock for purposes of this paragraph (B), provided such person continues to beneficially own 20% or more of the Voting Stock after such subsequent increase in beneficial ownership; or

(b)                individuals who, as of the Effective Date hereof, constitute the Board of Directors of the Corporation (the “Incumbent Corporation Board”) or individuals who, as of the Effective Date hereof, constitute the Board of Directors of the Parent (the “Incumbent Parent Board”) cease for any reason to constitute at least a majority of the Incumbent Corporation Board or Incumbent Parent Board, as applicable, provided that any individual becoming a director, whose election or nomination for election by the Corporation’s stockholders or Parent’s owners, as applicable, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Corporation Board or Incumbent Parent Board, as applicable, shall be considered as though such individual were a member of the Incumbent Corporation Board or Incumbent Parent Board, as applicable, but excluding for this purpose, any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation or Parent, as applicable, (as such terms are used in Rule 14a-11 promulgated under the Exchange Act); or

(c)                consummation of a reorganization, merger or consolidation or the sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the total voting power represented by the voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of the Business Combination owns the Corporation, or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to the Business Combination of the Voting Stock of the Corporation, and (2) at least a majority of the members of the board of directors of the corporation resulting from the Business Combination were members of the Incumbent Corporation Board, at the time of the execution of the initial agreement, or action of the Incumbent Corporation Board, providing for such Business Combination.  Notwithstanding anything in this Plan to the contrary, in no event shall a  full conversion of Mutual Federal Bancorp, MHC, or any successor corporation, to the stock form of ownership under applicable regulations constitute a “Change in Control” for purposes of this Plan; or

(d)                approval by the stockholders of the Corporation of a plan of complete liquidation or dissolution of the Corporation.

3.05           “Code” means the Internal Revenue Code of 1986, as amended.

3.06           “Committee” means the Compensation Committee of the Board of Directors of the Corporation or such other committee of the Board as may be designated by the Board from time to time to administer this Plan.

3.07           “Common Stock” means shares of common stock, par value $0.01 per share, of the Corporation.

3.08           “Disability” means any physical or mental impairment which qualifies an individual for disability benefits under the applicable long-term disability plan maintained by the Corporation, the Parent or a Subsidiary Company or, if no such plan applies, then “Disability” means the inability to substantially perform the duties appropriate for the individual’s position with the Corporation, the Parent, the Bank or the Subsidiary Company, as appropriate, as determined by a physician reasonably designated by the Corporation.

3.09           “Employee” means any person who is employed by the Corporation, the Parent, the Bank, or any Subsidiary Company, or is an Officer of the Corporation, the Parent, the Bank, or any Subsidiary Company, but not including directors who are not also Officers of or otherwise employed by the Corporation, the Parent, the Bank or a Subsidiary Company.

3.10           “Employer Group” means the Corporation, the Parent and any Subsidiary Company which, with the consent of the Board, agrees to participate in the Plan.

3.11           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

3.12           “Non-Employee Director” means a member of the Board of Directors of the Corporation, the Board of Directors of the Parent or the Board of Directors of the Subsidiary Company or any successor thereto, including an advisory director or a director emeritus of the Boards of the Corporation, the Parent and/or the Bank (or any successor company), who is not an Officer or Employee of the Corporation, the Parent, the Bank or any Subsidiary Company.

3.13           “Officer” means an Employee whose position in the Corporation, the Parent or a Subsidiary Company is that of a corporate officer, as determined by the Board.

3.14           “Parent” means Mutual Federal Bancorp, MHC, a federally chartered mutual holding company which currently owns 70% of the Corporation’s Common Stock.

3.15           “Performance Share Award” means a Plan Share Award granted to a Recipient pursuant to Section 7.05 of the Plan.

3.16           “Performance Goal” means an objective for the Corporation, the Parent or any Subsidiary Company or any unit thereof or any Employee with respect to any of the foregoing that may be established by the Committee for a Performance Share Award to become vested, earned or exercisable.  The performance Goals shall be based on one or more of the following criteria:

(a)	net income, as adjusted for non-recurring items;
(b)	cash earnings;
(c)	earnings per share;
(d)	cash earnings per share;
(e)	return on average equity;
(f)	return on average assets;
(g)	asset quality;
(h)	stock price;
(i)	total stockholder return;
(j)	capital;
(k)	net interest income;
(l)	market share;
(m)	profits;
(n)	attainment of strategic and/or operational initiatives;
(o)	cost control or efficiency ratio; and
(p)	asset growth.

3.17           “Plan Shares” or “Shares” means shares of Common Stock which may be distributed to a Recipient pursuant to the Plan.

3.18           “Plan Share Award” or “Award” means a right granted under this Plan to receive a distribution of Plan Shares upon completion of the service requirements described in Article VII, and includes Performance Share Awards.

3.19           “Recipient” means an Employee or Non-Employee Director who receives a Plan Share Award or Performance Share Award under the Plan.

3.20           “Subsidiary Companies” means those subsidiaries of the Corporation, including the Bank, which meet the definition of “subsidiary corporation” set forth in Section 424(f) of the Code, at the time of the granting of the Plan Share Award in question.

ARTICLE IV

ADMINISTRATION OF THE PLAN

4.01           Duties of the Committee.  The Plan shall be administered and interpreted by the Committee.  The Committee shall have all of the powers allocated to it in this and other sections of the Plan.  The interpretation and construction by the Committee of any provisions of the Plan, any rule, regulation or procedure adopted by it pursuant thereto or of any Award shall be final and binding in the absence of action by the Board.

4.02           Limitation on Liability.  No member of the Board or the Committee shall be liable for any determination made in good faith with respect to the Plan or any Plan Shares or Plan Share Awards granted under the Plan.  If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Corporation shall, subject to the requirements of applicable laws and regulations, indemnify such member against all liabilities and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and any Subsidiaries and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

4.03           Compliance with Laws and Regulations.  All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency or stockholders as may be required.  The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

4.04           Restrictions on Transfer.  The Corporation may place a legend upon any certificate representing shares issued pursuant to a Plan Share Award noting that such shares may be restricted by applicable laws and regulations.

ARTICLE V

NUMBER OF SHARES AVAILABLE

The aggregate number of Plan Shares available for distribution pursuant to this Plan shall be 71,282 shares of Common Stock, subject to adjustment as provided in Section 8.01 hereof.

ARTICLE VI

ELIGIBILITY; ALLOCATIONS

6.01           Awards.  Plan Share Awards and Performance Share Awards may be made to such Employees and Non-Employee Directors as may be selected by the Board or the Committee.  In selecting those Employees and Non-Employee Directors to whom Plan Share Awards and/or Performance Share Awards may be granted and the number of Shares covered by such Awards, the Board or the Committee shall consider the duties, responsibilities and performance of each respective Employee and Non-Employee Director, his present and potential contributions to the growth and success of the Corporation, the Parent and/or Subsidiary Companies, his salary and such other factors as deemed relevant to accomplishing the purposes of the Plan.  The Board or the Committee may but shall not be required to request the written recommendation of the Chief Executive Officer of the Corporation other than with respect to Plan Share Awards and/or Performance Share Awards to be granted to him.

6.02           Form of Allocation.  As promptly as practicable after an allocation pursuant to Section 6.01 that a Plan Share Award or a Performance Share Award is to be issued, the Board or the Committee shall notify the Recipient in writing of the grant of the Award, the number of Plan Shares covered by the Award, and the terms upon which the Plan Shares subject to the Award shall be distributed to the Recipient.  The date on which the Board or the Committee makes such determination with respect to an Award shall be considered the date of grant of the Plan Share Award or the Performance Share Award.  The Board or the Committee shall maintain records as to all grants of Plan Share Awards or Performance Share Awards under the Plan.

6.03           Allocations Not Required to Any Specific Employee or Non-Employee Director.  No Employee or Non-Employee Director shall have any right or entitlement to receive a Plan Share Award hereunder, as the granting of Awards is subject to the total discretion of the Board or the Committee.

ARTICLE VII

EARNING AND DISTRIBUTION OF PLAN SHARES; VOTING RIGHTS

7.01           Earning Plan Shares; Forfeitures.

(a)           General Rules.  Subject to the terms hereof, Plan Share Awards granted shall be earned by a Recipient at the rate specified by the Board or the Committee.  If the employment of an Employee or service as a Non-Employee Director is terminated for any reason prior to the Plan Share Award being fully earned (except as specifically provided in subsections (b), (c) and (d) below), the Recipient shall forfeit the right to any Shares subject to the Award which have not theretofore been earned.  In the event of a forfeiture of the right to any Shares subject to an Award, such forfeited Shares shall become available for allocation pursuant to Section 6.01 hereof as if no Award had been previously granted with respect to such Shares.  No fractional shares shall be distributed pursuant to this Plan.  In determining the number of Shares which are earned as of any date, fractional shares shall be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less.

(b)           Exception for Terminations Due to Death or Disability.  Notwithstanding the general rule contained in Section 7.01(a), all Plan Shares subject to a Plan Share Award held by a Recipient whose employment with the Corporation, Parent or any Subsidiary Company or service as a Non-Employee Director terminates due to death or Disability shall be deemed earned as of the Recipient’s last day of employment with or service to the Corporation, Parent or any Subsidiary Company (provided, however, no such accelerated vesting shall occur in the event of Disability if a Recipient remains employed by at least one member of the Employer Group) and shall be distributed as soon as practicable thereafter.

(c)           Exception for a Change in Control of the Corporation or Parent.  Notwithstanding the general rule contained in Section 7.01(a), all Plan Shares subject to a Plan Share Award held by a Recipient shall be deemed to be earned as of the effective date of a Change in Control of the Corporation or Parent, as applicable.

(d)           Revocation for Misconduct.  Notwithstanding anything in this Plan to the contrary, the Board may by resolution immediately revoke, rescind and terminate any Plan Share Award or Performance Share Award or portion thereof, previously awarded under this Plan, to the extent Plan Shares have not been distributed hereunder to the Recipient, whether or not yet earned, in the case of an Employee who is discharged from the employ of the Corporation, Parent or any Subsidiary Company for cause (as hereinafter defined).  Termination for cause shall mean termination because of the Employee’s personal dishonesty, willful misconduct, breach of fiduciary duty, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order.  Plan Share Awards granted to a Non-Employee Director who is removed for cause pursuant to the Corporation’s Articles of Incorporation and Bylaws, the Parent’s Charter and Bylaws or the Subsidiary Company’s Charter and Bylaws shall terminate as of the effective date of such removal.

7.02           Distribution of Dividends.  Any cash dividends, stock dividends or returns of capital declared in respect of each unvested Plan Share Award (including a Performance Share Award)(whether declared before or after the applicable Award was granted), including any interest thereon, will be paid to the Recipient thereof as soon as practicable after the Plan Share Awards become earned, but no later than the March 15th following the end of the Plan Year in which such Plan Share Awards become earned.  Any cash dividends, stock dividends or returns of capital declared in respect of each vested Plan Share (whether declared before or after the applicable Award was granted) will be paid to the Recipient as soon as practicable, but no later than the March 15th following the end of the Plan Year in which such dividends were declared.

7.03           Distribution of Plan Shares.

(a)           Timing of Distributions: General Rule.  Subject to applicable regulatory requirements, Plan Shares shall be distributed to the Recipient or his Beneficiary, as the case may be, as soon as practicable after they have been earned.

(b)           Form of Distributions.  All Plan Shares, together with any Shares representing stock dividends, shall be distributed in the form of Common Stock.  One share of

Common Stock shall be given for each Plan Share earned and distributable.  Payments representing cash dividends or returns of capital shall be made in cash.

(c)           Withholding.  The Corporation may withhold from any cash payment or Common Stock distribution made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of a cash payment is insufficient, the Corporation may require the Recipient or Beneficiary to pay the amount required to be withheld as a condition of delivering the Plan Shares.

(d)           Restrictions on Selling of Plan Shares.  Plan Share Awards may not be sold, assigned, pledged or otherwise disposed of prior to the time that they are earned and distributed pursuant to the terms of this Plan.  Upon distribution, the Board or the Committee may require the Recipient or his Beneficiary, as the case may be, to agree not to sell or otherwise dispose of his distributed Plan Shares except in accordance with all then applicable federal and state securities laws, and the Board or the Committee may cause a legend to be placed on the stock certificate(s) representing the distributed Plan Shares in order to restrict the transfer of the distributed Plan Shares for such period of time or under such circumstances as the Board or the Committee, upon the advice of counsel, may deem appropriate.

7.04           Voting of Plan Shares.  After a Plan Share Award has been made, the Recipient shall be entitled to vote the Plan Shares which are covered by the Plan Share Award, subject to rules and procedures adopted by the Committee for this purpose.

7.05           Performance Share Awards.

(a)           Designation of Performance Share Awards.  The Committee may determine to make any Plan Share Award a Performance Share Award by making such Plan Share Award contingent upon the achievement of a Performance Goal or any combination of Performance Goals.  Each Performance Share Award shall be evidenced by a written agreement (“Award Agreement”), which shall set forth the Performance Goals applicable to the Performance Share Award, the maximum amounts payable and such other terms and conditions as are applicable to the Performance Share Award.

(b)           Restrictions on Grants.  Nothing contained in this Plan will be deemed in any way to limit or restrict the Committee from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

(c)           Distribution.  No Performance Share Award or portion thereof that is subject to the attainment or satisfaction of a condition of a Performance Goal shall be distributed or considered to be earned or vested until the Committee certifies in writing that the conditions or Performance Goal to which the distribution, earning or vesting of such Award is subject have been achieved.

ARTICLE VIII

MISCELLANEOUS

8.01           Adjustments for Capital Changes.  The aggregate number of Plan Shares available for distribution pursuant to the Plan Share Awards and the number of Shares to which any unvested Plan Share Award relates shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of the Plan resulting from any split, subdivision or consolidation of shares or other capital adjustment, the payment of a stock dividend or other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation.  If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Corporation or of another corporation, each Recipient of a Plan Share Award shall be entitled, subject to the conditions herein stated, to receive such number of shares of Common Stock or amount of other securities of the Corporation or such other corporation as were exchangeable for the number of shares of Common Stock of the Corporation which such Recipients would have been entitled to receive except for such action.

8.02           Amendment and Termination of the Plan.  The Board may, by resolution, at any time amend or terminate the Plan and the Trust, subject to any required stockholder approval or any stockholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements.  The Board may not, without the consent of the Recipient, alter or impair any Plan Share Award previously granted under this Plan except as specifically authorized herein.  Termination of this Plan shall not affect Plan Share Awards previously granted, and such Plan Share Awards shall remain valid and in effect until they (a) have been fully earned, (b) are surrendered, or (c) expire or are forfeited in accordance with their terms.

8.03           Nontransferable.  Plan Share Awards and Performance Share Awards and rights to Plan Shares shall not be transferable by a Recipient, and during the lifetime of the Recipient, Plan Shares may only be earned by and paid to the Recipient who was notified in writing of the Award pursuant to Section 6.02.  No Recipient or Beneficiary shall have any right in or claim to any assets of the Plan or Trust, nor shall the Corporation, the Parent or any Subsidiary Company be subject to any claim for benefits hereunder.

8.04           Employment or Service Rights.  Neither the Plan nor any grant of a Plan Share Award, Performance Share Award or Plan Shares hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee or Non-Employee Director to continue in such capacity.

8.05           Voting and Dividend Rights.  No Recipient shall have any voting or dividend rights or other rights of a stockholder in respect of any Plan Shares covered by a Plan Share Award or Performance Share Award, except as expressly provided in Sections 7.02, 7.04 and 7.05 above, prior to the time said Plan Shares are actually earned and distributed to him.

8.06           Governing Law.  To the extent not governed by federal law, the Plan shall be governed by the laws of the State of Illinois.

8.07           Term of Plan.  This Plan shall remain in effect until the earlier of (i) ten (10) years from the Effective Date or (ii) termination by the Board.

8.08           Pronouns.  Wherever appropriate, the masculine pronouns shall include the feminine pronouns and the singular shall include the plural.